EXHIBIT 10.31

                       HMCD - HSS Memorandum of Agreement
                             Montreal Design Center

Consistent with ongoing discussions between Harris Microwave Communication Division ("MCD") and Harris Semiconductor Sector ("HSS"), business units within Harris Corporation, a Delaware corporation, the two parties hereby enter into a Memorandum of Understanding ("MOU") establishing the basic business agreement

Whereas the Montreal Design Center (MDC) is expected to become an extension of HSS' R&D capability in Canada after a period of two years, and;

Whereas at that point the MDC should have a stable operating and strategic plan, and be a viable design center for Harris MCD Integrated Circuit requirements, and;

Whereas HSS would then be able to add incremental resources to the MDC above and beyond Harris MCD Integrated Circuit needs to develop Integrated Circuits for HSS based on core competencies developed at the MDC.

THEREFORE, and in consideration of the mutual promises set forth herein, the parties agree on the following convenants:

HSS-and MCD Roles and Responsibilities

The following items list the roles and responsibilities of each party in this relationship:

Operating Agreements

This proposal will follow the agreements set forth in the Technology Partnerships Canada (TPC) Project Number: 721-459846 and Project Number:
720-459847.

Physical location

The MDC will be located in the Harris MCD Montreal facilities. Sufficient office space will be available in this facility to support planned staffing through FY'03.

Capital Equipment

Capital equipment will be procured for the MDC using Harris MCD's capital equipment approval process during the first two fiscal years of operation. At the time HSS assumes financial control of the MDC, HSS will procure capital using the HSS approval process. Such equipment would consist of items such as Sun work stations, design verification, laboratory equipment and other equipment defined as capital per the Harris Corporation guidelines.

Software Tools

The MDC will have access to the Cadence suite of IC software design tools through the HSS site subscription agreement. In addition, the Cadence tools will include access to tool libraries for all the wafer fabrication processes which HSS supports for design-active (meaning the tool sets and processes are maintained and up to date) processes. This includes the Taiwan Semiconductor Manufacturing Company (TSMC) wafer fab processes at 0.6u, 0.5u and 0.35u. As additional libraries are developed and made design-active, these will also be made available to the MDC. Additional development tools such as Synopsis, Hardware/Software Co-design and Co-verification tools will need to be purchased specifically for the MDC by HMCD, as HSS has no site subscription agreement for these tools. However, the MDC will leverage HSS' purchase agreements for software where possible.

Management

The MDC will be directly managed by a resident on-site manager, who shall report directly to Tim Overcash, Director of Engineering, HSS. The MDC manager will also report dotted line to Larry Zakaib, Director of Engineering, Harris MCD. All MDC staff will report directly to the MDC manager.

Accountability

Per the TPC agreements, the MDC manager will conduct twice yearly reviews with the Canadian government TPC liaison. In addition, detailed business plan reviews will be held jointly with Harris MCD and HSS prior to individual IC project approval and using the HSS design methodology (ACTPTM).

Funding

Funding for expense items and capital such as payroll, supplies, software, training, travel, phones, workstations, personal computers, out-sourced test development and laboratory equipment will be provided by Harris MCD through the end of FY'01. Beginning with the start of FY'02, HSS will assume responsibility for directly funding the MDC and HSS will allocate expenses for MCD's share of the MDC back to HMCD through inter-company billing. HMCD agrees that in FY'02 they will purchase back services from the MDC to at least a value of 90% of the total operating expenses of the MDC from FY'01, the previous fiscal year. HMCD agrees that in FY'03 they will purchase back services from the MDC to at least a value of 75% of the total operating expenses of the MDC from FY'01. This will insure a continuity of demand from HMCD and allow HSS time to absorb the expenses of the MDC. The budget and AOP for MDC will be approved by the General Managers of both HSS-CPB and HMCD. HSS and HMCD agree that fiscal year funding (Canadian dollars) for the MDC will be as follows:

FY'99             FY'00          FY'01            FY'02           FY'03

$726K             $2211K         $3788K           $4636K          $4582K

Financial Structure

A single department number will be used by the MDC for budgeting and planning purposes. At the time which HSS assumes financial responsibility for the MDC in FY'02, an HSS department number will be assigned and all capital, labor, expenses items, etc. will be moved into the HSS accounting system.

Design and 1P Ownership

All IP and development work will be owned by HSS. Any release of Intellectual Property, disclosure of development work, or data related to this agreement shall not occur without the written consent of HSS.

Resource Staffing

The initial resource staffing will be seeded by Harris MCD. The MDC manager will be responsible for recruiting additional staff as set forth in the staffing plan. Staffing requests will be approved by general managers of both HSS and Harris MCD. It is expected that virtually all initial staffing will be recruited in the Montreal area.

Training

HSS will provide, or will facilitate training for all CAD tools and design methodology. It is anticipated that training will occur at the HSS facility in Palm Bay, Florida, or at the tool vendor's site. This will allow for maximum exposure of the trainee to the HSS design methodology.

Detailed IC Design Business Plans

Each integrated circuit will require its own detailed business plan as outlined by the HSS development process methodology. The business plans must be approved by a Director-Engineering at HSS and a Director-Engineering at Harris MCD. Projects deviating from the approved strategic roadmap must be approved by a General Manager from HSS and a General Manager from HMCD.

Manufacturing

HSS will facilitate wafer fab manufacturing through the TSMC or HSS wafer fab and through HSS assembly or subcontract assembly. HSS will also put in place the appropriate manufacturing structures to allow MDC to order wafer fab runs, assemble design verification (DV) units and package testing. Material expenses in manufacturing such as wafer fab runs, wafer fab masks, package lead frames, DV packages and production test fixtures shall be paid for by Harris MCD. Test development shall be either out-sourced by the MDC at MDC's expense, or completed using HSS resources if prior agreement is obtained between HSS and the MDC.

Sales of MDC Designed Products to HMCD

HSS will manufacture, or will facilitate manufacture, of those devices designed at the MDC for HMCD. HSS agrees to sell these devices to HMCD in accordance with Corporate guidelines regarding inter-company sales.

Commercialization

HSS may elect to commercialize MDC-developed ICs for the merchant market, or may elect to make modifications to MDC-developed ICs for the merchant market. In the event that HMCD requires exclusivity rights for some period of time, or would not want the ICs made available to the merchant market at all, then such provisions must be defined in the detailed IC business plan prior to approval.

Public Announcements

Except as may be required by law, neither party shall make any public announcements or press releases with respect to the terms and relationship of this agreement with out the consent and concurrence of the other party.

Entire agreement

This agreement constitutes the entire agreement between the parties with respect to the subject matter and supersedes any previous understandings, representations, commitments or agreements, oral or written. No provision of this Agreement may be waived except by a writing signed by the party to be charged nor may this Agreement be amended except by writing executed by both parties.

IN WITNESS WHEREOF, the parties have caused this agreement to be duly executed by the authorized representatives,

Harris Corporation,                     Harris Corporation
Semiconductor Sector                    Communications Sector
Communications Products Business        Microwave Communications Division


By: /s/ Ron Van Dell                    By: /s/ Richard Peabody
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Name: Ron Van Dell                      Name: Richard Peabody
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Title: Vice President-General Manager   Title: UP/GM
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Date: 3/5/99                            Date: 3/26/99
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